Exhibit 10.2

STANDBY PURCHASE AGREEMENT

     THIS STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of June 8, 2014, is made by and among Golden Queen Mining Co. Ltd., a British Columbia corporation (the “Company”), Gauss Holdings LLC, a Delaware limited liability company, and Auvergne, LLC, a Delaware limited liability company, each an “Investor” and collectively, the “Investors”).

     WHEREAS, the Company proposes to conduct a rights offering (the “Rights Offering”) by distributing, at no charge, to each holder of record in an Eligible Jurisdiction (as defined below) as of the Record Date (as defined below) of shares (“Shares”) of the Company’s common shares, no par value per share (the “Common Shares”), such number of transferable rights (the “Rights”) for each Share held by such shareholder, to purchase Shares, which Rights, if exercised in full, will provide gross proceeds to the Company of up to US$45 million (the “Aggregate Offering Amount”);

     WHEREAS, each holder of a whole Right will be entitled to purchase (the “Basic Subscription Privilege”) up to its pro rata portion of the Shares offered in the Rights Offering (the “Offered Shares”) at a price per Share of US$1.10 or such lesser amount as the Company may determine, as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event (the “Exercise Price”);

     WHEREAS, each holder of Rights who exercises all of its Rights will be entitled, on a pro rata basis, to subscribe for additional Shares at the Exercise Price (the “Over-Subscription Privilege”), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges in full;

     WHEREAS, a Rights Offering Registration Statement (as defined below) relating to the Rights and the Offered Shares will be filed with the Securities and Exchange Commission (the “SEC”) and no offer to buy securities can be accepted and no part of the Exercise Price can be received until the Rights Offering Registration Statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date of the Rights Offering Registration Statement;

     WHEREAS, a Canadian Prospectus (as defined below) qualifying the distribution of the Rights, the Offered Shares and the Investor Shares (as defined below) will be filed with the securities commission of each of the Provinces of Alberta, British Columbia, Ontario, and Quebec (together with the United States, the “Eligible Jurisdictions”);

     WHEREAS, concurrently with the execution of this Agreement, the Company, the Investors and certain other parties entered into that certain Transaction Agreement pursuant to which the Investors, through Gauss LLC, a subsidiary of the Investors, will make an investment into a subsidiary of the Company (the “Transaction Agreement”);

     WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has unanimously approved the Rights Offering, this Agreement, each of the other Investment Agreements (as defined herein), the Transaction Agreement and the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Investor Shares to the Investors on the terms hereof).

     NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.      Rights Offering.

     (a)      On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, a certain number of Rights to each holder of record of Common Shares in the Eligible Jurisdictions (each, an “Eligible Holder”) for each Share held by such holder as of the close of business on a record date to be determined by the Board of Directors (the “Record Date”). Each such Right shall be transferable separately from the underlying Share on account of which the Right was issued. Each whole Right will entitle the holder thereof to purchase, at the election of the holder thereof, one Share at the Exercise Price. Each fractional Right will be rounded down to the nearest whole number, and fractional Rights will not entitle any holder to purchase any Shares. No fractional Shares will be issued in the Rights Offering.

     (b)      The Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Time on the Business Day that is forty-five (45) days after the Rights Offering Commencement Date (or the next following Business Day if such forty-fifth day is not a Business Day), subject to extension at the reasonable discretion of the Board of Directors, provided, however, that the Rights Exercise Period shall not be extended by more than thirty (30) days (in the aggregate) without the prior written consent of each of the Investors (the “Expiration Time”). “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or Vancouver, British Columbia, are generally authorized or obligated by law or executive order to close.

     (c)      Each holder of Rights who wishes to exercise all or a portion of its Rights under the Basic Subscription Privilege shall (i) during the Rights Exercise Period return a duly executed election form to a subscription agent selected by the Company (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such holder (provided that only whole Rights may be exercised) to purchase one Share for each whole Right so exercised and (ii) pay an amount equal to the Exercise Price for each Share that the holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement, Canadian Prospectus and related materials by a specified date to an escrow account established for the Rights Offering. On the Backstop Closing Date (as defined below), the Company will issue to each holder of Rights who validly exercised its Rights the number of Shares to which such holder is entitled based on such exercise.

     (d)      In the event that all of the Offered Shares are not purchased upon exercise of the Basic Subscription Privilege, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled under the Over-Subscription Privilege to subscribe for, on a pro rata basis, additional Shares at the Exercise Price pursuant to the instructions set forth in the Rights Offering Registration Statement, Canadian Prospectus and related materials. If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Privilege (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Shares under the Over-Subscription Privileges, the holders who exercised their Over-Subscription Privileges will be allocated such Remaining Offered Shares in proportion to the product (rounded to the nearest whole number so that the Exercise Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying the number of Offered Shares such holder subscribed for under the Over-Subscription Privilege by a fraction the numerator of which is the number of Remaining Offered Shares and the denominator of which is the total number of Offered Shares sought to be subscribed for under the Over-Subscription Privilege by all holders participating in such Over-Subscription Privilege.

     (e)      The Company shall notify, or cause the Subscription Agent to notify, each Investor, on each Friday during the Rights Exercise Period and on each Business Day during the five (5) Business Days immediately prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by any Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering (including, for the avoidance of doubt, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege) as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

     (f)      The Company hereby agrees and undertakes to give each Investor, by electronic or facsimile transmission, the certification by an executive officer of the Company of either (i) the number of Offered Shares elected to be purchased by holders of Rights pursuant to validly exercised Rights (including, for the avoidance of doubt, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege), the aggregate Exercise Price therefor, the number of Offered Shares issuable pursuant to the aggregate number of Rights that were not properly exercised by the holders thereof during the Rights Offering (such Shares in the aggregate, the “Unsubscribed Shares”) and the aggregate Exercise Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares (a “Satisfaction Notice”), in each case, as soon as practicable and, in any event, within two (2) Business Days after the Expiration Time (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

     (g)      In accordance with, and subject to, the terms of this Agreement, the Company may, in its sole discretion, elect to require the Investors to effect the Backstop Commitment (as defined below) by providing written notice thereof to the Investors in a Purchase Notice. If the Company elects to require the Investors to effect the Backstop Commitment in accordance with the terms of this Agreement, each Investor, severally and not jointly, hereby agrees to purchase on the Backstop Closing Date, and the Company shall sell to each of the Investors on the Backstop Closing Date, at a price per Unsubscribed Share equal to the Exercise Price, all of the Unsubscribed Shares (or only a portion of the Unsubscribed Shares if so elected by the Company in its sole discretion), with Gauss Holdings LLC subscribing for and purchasing 67.5% of such Unsubscribed Shares and Auvergne, LLC subscribing for and purchasing 32.5% of such Unsubscribed Shares (each Investor’s obligation set forth in this Section 1(g), a “Backstop Commitment”).

     (h)      Each Investor shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase all or any portion of the Unsubscribed Shares issuable to such Investor pursuant to its Backstop Commitment, by providing written notice thereof to the Company at least one (1) Business Day prior to the Backstop Closing Date, which notice shall be signed by such Investor and each such Affiliated Purchaser, and shall contain a confirmation by each such Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve an Investor from its obligations under this Agreement. The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     (i)      The closing of the purchase of the Shares to be purchased in the Rights Offering and the Shares to be purchased by each of the Investors pursuant to its Backstop Commitment under this Agreement (the “Closing”) will occur at 10:00 a.m., Eastern time, on the fifth (5th) Business Day following the Expiration Time, but in no event earlier than September 30, 2014 (the “Backstop Closing Date”). Delivery of the Shares acquired by each Investor pursuant to its Backstop Commitment (the “Investor Shares”) will be made by the Company to the respective accounts of each Investor (or to such other accounts, including the account of an Affiliated Purchaser, as such Investor may designate in accordance with this Agreement). The documents to be delivered on the Backstop Closing Date by or on behalf of the parties hereto will be delivered at the offices of Morton Law LLP, 1200 – 750 West Pender Street, Vancouver, B.C., Canada V6C 2T8, on the Backstop Closing Date.

     (j)      All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

2.      Fees and Expenses. On the basis of the representations and warranties herein contained, and in consideration for each Investor’s respective Backstop Commitment and to account for the estimated out-of-pocket costs and expenses to be incurred by each Investor in connection with the transactions contemplated hereby (including, without limitation, the Rights Offering, the Rights Offering Registration Statement, the Backstop Commitment and the negotiation and execution of the Investment Agreements), the Company shall pay, substantially concurrently with the consummation of the transactions contemplated by the Transaction Agreement on the Closing Date (as defined in the Transaction Agreement), an aggregate commitment fee in an amount of two million two hundred and fifty thousand U.S. Dollars (US$2,250,000) to the Investors, of which an amount of one million five hundred eighteen thousand seven hundred and fifty U.S. Dollars (US$1,518,750.00) shall be payable to Gauss Holdings LLC by wire transfer to an account designated by Gauss Holdings LLC, and an amount of seven hundred thirty one thousand two hundred and fifty U.S. Dollars (US$731,250.00) shall be payable to Auvergne, LLC, by wire transfer to an account designated by Auvergne, LLC (collectively, “Commitment Fee”). The Commitment Fee shall be fully earned upon execution of this Agreement, shall be due and payable on the Closing Date (as defined in the Transaction Agreement), shall be paid in immediately available funds in U.S. dollars, and shall be non-refundable when paid (regardless of the Aggregate Offering Amount and whether or not the Rights Offering is consummated). For the avoidance of doubt, the Company acknowledges and agrees that the payment of the Commitment Fee will occur prior to the Closing of the Rights Offering. Payment of the Commitment Fee shall not be subject to any tax withholding or any counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. The Company acknowledges and agrees that the provision for the payment of the Commitment Fee is an integral part of the transactions contemplated by this Agreement and without this provision the Investors would not have entered into this Agreement.

3.      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with each Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Backstop Closing Date after giving effect to the transactions contemplated hereby:

     (a)      Organization and Qualification. The Company and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(f), to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact (“Effects”), (i) Effects that generally affect the industries in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect); except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect). For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

     (b)      Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each other agreement to which it will be a party as contemplated by this Agreement, excluding for the avoidance of doubt the Transaction Agreement (collectively, the “Investment Agreements”), and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Rights, the Offered Shares and the Investor Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights, the Offered Shares and the Investor Shares.

     (c)      Execution and Delivery; Enforceability. This Agreement and each other Investment Agreement has been, or once executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d)      Issuance. The Investor Shares to be issued and sold by the Company to each Investor or any Affiliated Purchaser hereunder, when such Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, issued, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

     (e)      No Conflict. None of the distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company, the execution and delivery by the Company of the Investment Agreements, compliance by the Company with all of the provisions hereof and thereof, performance of the Company’s obligations under this Agreement, and the consummation of the transactions contemplated herein and therein (including the issuance and sale of Investor Shares to each Investor) (i) will, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will result in any violation of the provisions of the articles, articles of incorporation or bylaws or comparable organizational documents of the Company or any of its Subsidiaries, or (iii) will, subject to the receipt of the consents and approvals contemplated in Section 3(f), result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties.

     (f)      Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Investment Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, the distribution of the Rights, or the sale, issuance and delivery of (i) Offered Shares upon exercise of the Rights or (ii) the Investor Shares to each Investor hereunder and the consummation of the Rights Offering by the Company, except (A) the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (B) the qualification of the distribution of the Offered Shares, Rights and Investor Shares under the Canadian Prospectus in the Eligible Jurisdictions in Canada and (C) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by an Investor or the distribution of the Rights and the sale of Shares to holders of Rights, (y) pursuant to the rules of the Toronto Stock Exchange (the “TSX”), including approval by the TSX of the issuance of Offered Shares in the Rights Offering and the issuance of Investor Shares to each Investor hereunder.

     (g)      No Advice. The Company acknowledges and agrees that neither Investor is acting as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity. Additionally, none of the Investors is advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Investor shall have any responsibility or liability to the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives with respect thereto. Any review by any Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of any Investor with respect thereto.

     (h)      SEC Documents. The Company has filed with or furnished to the SEC on a timely basis, including any filing made within the extended filing period permitted pursuant to Rule 12b-25 under the Exchange Act, all documents required to be so filed or furnished by the Company under the Exchange Act, including registration statements, certifications, proxy statements and reports with the SEC since January 1, 2010 (such documents collectively, and together with all documents filed during such period on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents.

     (i)      Rights Offering Registration Statement, Rights Offering Prospectus, Canadian Prospectus. The Rights Offering Registration Statement or any post-effective amendment thereto will comply in all material respects with the Securities Act, and the Canadian Prospectus or any post-effective amendment thereto will comply in all material respects with the securities laws of the Eligible Jurisdictions in Canada (the “Canadian Securities Acts”), and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and the Canadian Prospectus and any amendment or supplement thereto and as of the Backstop Closing Date, neither the Rights Offering Prospectus nor the Canadian Prospectus will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of distribution of the Investment Decision Package (as defined below) to the Eligible Holders, the Investment Decision Package will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus (as defined below), at the time of use thereof, when considered together with the Investment Decision Package, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Rights Offering Prospectus and preliminary Canadian Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and the Canadian Securities Acts, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to an Investor furnished to the Company in writing by such Investor expressly for use in the Rights Offering Registration Statement, the Rights Offering Prospectus, the Canadian Prospectus and any amendment or supplement thereto.

For purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-3 to be filed with the SEC relating to the Rights and the Shares, including all exhibits thereto and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus, or the Canadian Prospectus, as applicable, used by the Company to offer the Shares to Eligible Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act, and (vi) the term “Canadian Prospectus” means each of the preliminary and final short form prospectus to be filed with the securities commissions in the Eligible Jurisdictions in Canada (the “Securities Commissions”), including all exhibits thereto and any post-effective amendment thereto.

     (j)      No Violation or Default; Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of its articles, articles of incorporation or bylaws or similar organizational documents. Neither the Company nor any of its Subsidiaries is in default, and no event has occurred that, with or without notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is, or has been at any time since January 1, 2010, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that is material to the operations of the Company and its Subsidiaries.

     (k)      Legal Proceedings. Except as described in the Company SEC Documents filed prior to the date hereof, there are no (i) actions, suits or proceedings (“Actions”) pending or threatened against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority that are required under the Exchange Act to be described in the Company SEC Documents or the Rights Offering Registration Statement or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations or financial condition of the Company and its Subsidiaries taken together as a whole. Except as described in the Company SEC Documents filed prior to the date hereof, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any Subsidiary, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any Subsidiary.

     (l)      No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investor Shares to any person or persons so as to bring the sale of such Investor Shares to any of the Investors within the registration provisions of the Securities Act or any state securities laws.

4.      Representations and Warranties of the Investor. Each Investor, severally and not jointly, represents and warrants to, and agrees with the Company and each other Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Backstop Closing Date after giving effect to the transactions contemplated hereby:

     (a)      Authority. Such Investor has the requisite power and authority to enter into, execute and deliver each Investment Agreement to which it will be a party as contemplated by this Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the subscription for the Investor Shares. Such Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it or him of this Agreement, including the subscription for the Investor Shares.

     (b)      Execution and Delivery; Enforceability. Each Investment Agreement to which such Investor is a party as contemplated by this Agreement has been, or once executed and delivered by the such Investor will be, duly and validly executed and delivered by such Investor, and each such document constitutes, or will constitute, the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (c)      No Registration. Such Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

     (d)      Investment Intent. Such Investor is acquiring its portion of the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

     (e)      Securities Laws Compliance. The Investor Shares will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

     (f)      Sophistication. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. Such Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Such Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, such Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested.

     (g)      Legended Securities. Such Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Investor Shares shall be represented by a certificate bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

     The foregoing legend shall be promptly removed from Investor Shares and the Company shall issue, or cause to be issued, to an Investor a certificate for such Investor Shares without such legend or any other legend, or, if so requested by such Investor, by electronic delivery at the applicable balance account at the Depository Trust Company, if one of the following conditions is met: (a) such Investor Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Investor Shares, such Investor provides the Company with an opinion of counsel, in a form generally acceptable to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Investor Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Investor Shares; or (c) the Investor Shares are registered pursuant to an effective registration statement for resale under the Securities Act.

     (h)      No Conflict. None of the execution and delivery by such Investor of each of the Investment Agreements to which it is a party, the compliance by such Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including the subscription for and purchase of the Investor Shares by such Investor) (i) will, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (ii) will result in any violation of the provisions of the certificate of formation or bylaws or comparable organizational documents of such Investor or (iii) will result in any violation of, or any termination or material impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or any of its properties, except in any such case described in clause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

     (i)      Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over such Investor or any of its properties is required for the execution and delivery by such Investor of the Investment Agreements to which it is a party, performance by such Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

     (j)      Share Ownership. As of the date hereof, based on the methodology for calculating shares beneficially owned pursuant to Rules 13d-3 and 16a-1 of the Exchange Act, Gauss Holdings LLC does not beneficially own any Common Shares and Auvergne, LLC does not beneficially own any Common Shares.

     (k)      Information Furnished. Information relating to an Investor furnished to the Company in writing by such Investor expressly for use in the Rights Offering Transaction Documents (as defined below) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.      Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with each Investor as set forth below.

     (a)      Registration Statement and Prospectus.

(i)      The Rights Offering Registration Statement, the Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, Issuer Free Writing Prospectus and any amendments thereto (the “SEC Transaction Documents”) and the Canadian Prospectus and any amendments thereto (together with the SEC Transaction Documents, the “Rights Offering Transaction Documents”) when filed with the SEC and the Securities Commissions, respectively, shall be substantially consistent in all material respects with the last forms of such documents provided to each Investor and its respective counsel to review prior to the filing thereof. The Company shall: (x) provide each Investor with a reasonable opportunity to review any Rights Offering Transaction Document prior to its filing with the SEC or Securities Commissions, and shall duly consider in good faith any comments of each Investor and its respective counsel; (y) advise each Investor promptly of the time when each of the Rights Offering Transaction Documents has been filed or when the Rights Offering Registration Statement has become effective or any Rights Offering Prospectus, Rights Offering Prospectus supplement, Canadian Prospectus or Canadian Prospectus amendment has been filed and shall furnish each Investor with copies thereof; and (z) advise each Investor promptly after it receives notice of any comments or inquiries by the SEC or Securities Commissions (and furnish each Investor with copies of any correspondence related thereto), of the issuance by the SEC or Securities Commissions of any stop order or of any order preventing or suspending the use of any Rights Offering Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC or Securities Commissions for the amending or supplementing any Rights Offering Transaction Document or for additional information, and in each such case, provide each Investor with a reasonable opportunity to review any such comments, inquiries, request or other communication from the SEC or Securities Commissions and to review any amendment or supplement to any Rights Offering Transaction Document before any filing with the SEC or Securities Commissions, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of each Investor and their respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of a Rights Offering Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii)      The Company shall use its reasonable best efforts to have the Rights Offering Registration Statement cleared or declared effective, as the case may be, by the SEC as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.

(iii)      The Company shall use its reasonable best efforts to obtain receipts for the Canadian Prospectus from the Securities Commissions as promptly as practicable after such filing. The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the Canadian Securities Acts.

(iv)      No later than 30 days following the closing of the transaction in the Transaction Agreement (the “Transaction Closing Date”), the Company shall prepare and file a Rights Offering Registration Statement and preliminary Canadian Prospectus.

(v)      If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify each of the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to each Investor that will correct such statement or omission or effect such compliance.

     (b)      Listing. The Company shall use its reasonable best efforts to list and maintain the listing of the Rights, the Offered Shares and the Investor Shares on the TSX.

     (c)      Reasonable Best Efforts. The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with each of the Investors and to consummate and make effective the transactions contemplated by this Agreement, including:

(i)      preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii)      defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii)      executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

6.      Additional Covenants of each of the Investors. Without derogating from the obligations of each Investor set forth elsewhere in this Agreement, each Investor, severally and not jointly, agrees to provide the Company with such information as the Company reasonably requests regarding such Investor for inclusion in the Rights Offering Transaction Documents.

7.      Conditions to the Obligations of the Parties.

     (a)      The obligations of each of the Investors hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Backstop Closing Date of each of the following conditions (which may be waived in whole or in part by each Investor, but only as to the party so waiving, in its sole discretion):

(i)      Rights Offering Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto.

(ii)      Receipt for Canadian Prospectus. The Company shall have received a final receipt for the Canadian Prospectus, and no cease trade order shall have been entered by the Securities Commissions with respect thereto.

(iii)     Rights Offering. The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(iv)     Gross Proceeds. The gross proceeds to be received by the Company for the issuance and sale of the Offered Shares in the Rights Offering plus the issuance and sale of the Investor Shares to each of the Investors (including any Affiliated Purchasers) party to this Agreement immediately prior to the Closing shall not, in the aggregate, exceed the Aggregate Offering Amount.

(v)      Purchase Notice. Each of the Investors shall have timely received a Purchase Notice from the Company on the Determination Date, certifying the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment.

(vi)     Consents. All governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement, other than the ones referred to in Sections 7(a)(i) and 7(a)(ii), shall have been made or received.

(vii)     No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to each of the Investors or the consummation of the transactions contemplated by this Agreement.

(viii)     Good Standing. Each of the Investors shall have received on and as of the Backstop Closing Date satisfactory evidence of the good standing of the Company in the province of British Columbia, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(ix)      Legal Opinion. Each of the Investors shall have received on and as of the Backstop Closing Date a legal opinion in form reasonably satisfactory to the Investors from counsel to the Company that (A) the Investment Agreements to which the Company is a party have been duly authorized, executed and delivered by the Company, (B) the Investor Shares when issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights, (C) the issuance of the Investor Shares, the consummation of any other of the transactions contemplated by this Agreement and the performance by the Company of its obligations under this Agreement will not contravene any law, rule or regulation of Canada or the United States of America, and (D) no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal governmental authority or Canadian federal governmental authority is required to be made or obtained by the Company for the issuance of the Investor Shares and the consummation of any other transactions contemplated by this Agreement, other than (1) the registration under the Securities Act of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, (2) the qualification of the distribution of the Offered Shares, Rights and Investor Shares under the Canadian Prospectus in the Eligible Jurisdictions in Canada and (3) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by an Investor or the distribution of the Rights and the sale of Shares to holders of Rights, or pursuant to the rules of the TSX.

(x)      Representations and Warranties. The representations and warranties of Company contained in this Agreement shall be true and correct in all respects.

(xi)     Covenants. The Company shall have performed and complied in all material respects with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Investment Agreement) through the Backstop Closing Date.

(xii)      Certificates. The Company shall have furnished to each of the Investors a certificate, dated the Backstop Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (ix) and (x).

(xiii)     Commitment Fee. The Company shall have paid the Commitment Fee to the Investors in accordance with the terms of this Agreement.

(xiv)     No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(xv)      TSX. The Company shall have complied with the requirements of the TSX for the listing of the Rights, the Offered Shares to be issued in the Rights Offering, and the Investor Shares on the TSX.

(xvi)     Transaction Agreement. The Closing (as defined in the Transaction Agreement) shall have occurred.

     (b)      The obligation of the Company to consummate the Rights Offering and to issue and sell the Investor Shares (but not the Company’s obligation to pay the Commitment Fee) are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion); provided, that the failure of the condition set forth in Section 7(b)(iv) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:

(i)      No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to each of the Investors or the consummation of the transactions contemplated by this Agreement.

(ii)      Representations and Warranties. The representations and warranties of each Investor, or each Affiliated Purchaser (if applicable), contained in this Agreement (pursuant to Section 1(h) with respect to Affiliated Purchasers) shall be true and correct in all respects.

(iii)      Covenants. Each Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Investment Agreement) through the Backstop Closing Date. (iv) Expiration Time. The Expiration Time shall have occurred.

(v)      Rights Offering Registration Statement Effectiveness. The Rights Offering Registration Statement shall have been declared effective by the SEC and shall continue to be effective and no stop order shall have been entered by the SEC with respect thereto.

(vi)      Receipt for Canadian Prospectus. The Company shall have received a final receipt for the Canadian Prospectus, and no cease trade order shall have been entered by the Securities Commissions with respect thereto.

(vii)     Transaction Agreement. The Closing (as defined in the Transaction Agreement) shall have occurred.

8.      Indemnification and Contribution.

          (a)      The Company agrees to indemnify and hold harmless each Investor and each of their respective stockholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Investors and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses (excluding loss of profits and any indirect, special and consequential damages), joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to (i) any misstatement or omission, or alleged misstatement or omission in any registration statement, prospectus or preliminary prospectus, including the Rights Offering Registration Statement, the Rights Offering Prospectus, an Issuer Free Writing Prospectus, the Preliminary Rights Offering Prospectus or the Canadian Prospectus (unless such misstatement or omission relates to an Investor and was furnished to the Company in writing by such Investor expressly for use in any such the Rights Offering Transaction Document) or (ii) this Agreement or the matters referred to herein, including the Rights Offering or the use of proceeds therefrom or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five (5) Business Days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses pursuant to clause (ii) above to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

     (b)      If the indemnification of an Indemnified Person provided for in Section 8(a) is for any reason held unenforceable or is otherwise unavailable, the Company shall contribute to the losses, claims, damages, expenses and liabilities for which such indemnification is held unenforceable (1) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Investor, on the other hand, of any contemplated transaction (whether or not such transaction is consummated); or (2) if (but only if) the allocation provided for in clause (1) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) but also the relative fault of the Company, on the one hand, and the Investor, on the other hand, as well as any other relevant equitable considerations. For the purposes of this paragraph the relative benefits to the Company and the Investor of any transaction expressly described in the Agreement (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the maximum total value paid to or received by, or that may potentially be paid to or received by, the Company in connection with transactions contemplated by this Agreement, bears to the portion of the Commitment Fee received by the Investor under the Agreement; and the relative fault of the Company and of the Investor (i) in the case of any untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by the Investor and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by the Investor and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be required to contribute an aggregate amount in excess of the Commitment Fee. Without limiting the generality of the foregoing, if the Investor or any other Indemnified Person is requested or required to be deposed, appear as a witness or is otherwise involved in any action relating to this Agreement, the Rights Offering brought by or on behalf of or against the Company in which such party is not named as a defendant, the Company shall reimburse the Investor or the Indemnified Person (as applicable) for all reasonable expenses incurred in connection with such action, including, without limitation, the reasonable fees and disbursements of its legal counsel in connection with appearing and preparing to appear as a deponent or witness.

     (c)      The foregoing provisions are in addition to any rights that any Indemnified Person may have at common law or otherwise and shall be binding on and inure to the benefit of any successors, permitted assigns, and personal representatives of the Company and each Indemnified Person. The provisions of this Section 8 shall continue to apply and shall remain in full force and effect regardless of any modification or termination of this Agreement or the completion of the transactions contemplated hereunder.

9.      Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is one year after the Backstop Closing Date, and the covenants shall survive in accordance with their specific terms; provided, however, that the representations and warranties contained in Sections 3(b), (c), (d), (f) and (h) shall survive indefinitely.

10.      Termination.

     (a)      This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Backstop Closing Date:

(i)      by mutual written consent of the Company, on the one hand, and both Investors, on the other hand; or

(ii)      by each of the Investors with respect to such Investor (without the consent of the Company or any other Investor):

1)      if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 7(a), and such breach of a covenant or representation or warranty is not cured on or prior to 15 Business Days following notice to the Company of such breach of covenant or representation;

2)      upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 7(a), which failure is not cured on or prior to 15 Business Days following notice to the Company of such failure to satisfy;

3)      if the Rights Offering Registration Statement has not been declared effective by the SEC and the Rights Offering Commencement Date has not occurred within 120 days of the Transaction Closing Date;

4)      if a final receipt has not been received from the Securities Commissions for the Canadian Prospectus within 120 days of the Transaction Closing Date;

5)      if any other Investor terminates this Agreement pursuant to this Section 10(b); or

6)      on the date that is 270 days following the Transaction Closing Date, if the Backstop Closing Date has not occurred by such date; or

(iii)       by the Company:

1)      if there has been a breach of any covenant or a breach of any representation or warranty of any of the Investors, which breach would cause the failure of any condition precedent set forth in Section 7(b), and such breach is not cured on or prior to 15 Business Days following notice to the breaching Investor of such breach; or

2)      upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 7(b), which failure is not cured on or prior to 15 Business Days following notice to the failing Investor of such failure to satisfy.

     (b)       This Agreement shall terminate automatically upon the termination of the Transaction Agreement in accordance with its terms.

     (c)       Upon termination of this Agreement pursuant to, and in accordance with, this Section 10, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any willful breach (y) the covenants and agreements made by the parties herein in Section 2, and Sections 7 through 15 will survive indefinitely in accordance with their terms and (z) the Commitment Fee shall be fully earned when due and non-refundable if paid prior to such termination.

11.       Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by facsimile, email or reputable overnight delivery service and properly addressed as follows:

      (a)       If to the Company, to:

Golden Queen Mining Co. Ltd.
6411 Imperial Avenue
West Vancouver, British Columbia, V7W 2J5
Attn: H. Lutz Klingmann (President) and Andree St-Germain (Chief Financial Officer)
Email: lklingmann@goldenqueen.com and astgermain@goldenqueen.com with copies (which shall not constitute notice) to:

Morton Law LLP
1200-750 West Pender Street
Vancouver, British Columbia, V6C 2T8
Attn: Edward L. Mayerhofer
Fax: (604) 681-9652
Email: elm@mortonlaw.ca

and:

Dorsey & Whitney LLP
1400 Wewatta St., Suite 400
Denver, Colorado 80202
Attn: Kenneth G. Sam
Fax: 303-629-3450
Email: sam.kenneth@dorsey.com

     (b)      If to Gauss Holdings LLC, to:

Gauss Holdings LLC
c/o Leucadia National Corporation
520 Madison Avenue
New York, NY 10022
Attn: Jimmy Hallac
Fax: 212-598-4869
Email: jhallac@leucadia.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges, LLP
767 Fifth Ave
New York, NY 10153
Attn: Andrea A. Bernstein and Matthew J. Gilroy
Fax: 212-310-8007
Email: andrea.bernstein@weil.com and matthew.gilroy@weil.com

     (c)      If to Auvergne, LLC, to:

Auvergne, LLC
c/o East Hill Management Company
10 Memorial Drive
Suite 902
Providence, RI 02903
Fax: 401-490-0749
Email: thomas.clay@easthillmgt.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: William A. Levine, Esq.
Fax: 617-338-2880
Email: wlevine@sandw.com

               Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the sought to be charged with its contents. All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 11 shall be effective (i) upon delivery if delivered personally or by courier, or (ii) upon receipt of proof of transmission if sent by facsimile or email.

12.      Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Affiliated Purchaser pursuant to Section 1(h). Except as provided in Section 8 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer any rights or remedies under this Agreement upon any person other than the parties hereto and any Affiliated Purchaser. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

13.      Prior Negotiations; Entire Agreement. This Agreement (including the Transaction Agreement, the other documents and instruments referred to in this Agreement and the agreements attached as exhibits thereto) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

14.      GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT, (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT (III) WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND (IV) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15.      Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

16.      Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

17.      Adjustment to Shares. If, prior to the Backstop Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

18.      Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

19.      Publicity. The Company and each Investor shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release prior to its public issuance) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided, however, that in no event shall any such press release or other public announcement name either Investor without its prior written consent. The Company shall consult with each Investor prior to making any filings (and provide each Investor a reasonable opportunity to review and comment on such filings) with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect to the transactions contemplated by this Agreement, except as may be required by law or by the request of any governmental entity. Subject to the Company’s foregoing obligations pursuant to this Section 19, nothing contained in this Section 19 shall be interpreted to preclude the Company from making any filing or disclosing any information in any filing, including with the SEC or the Securities Commissions, that the Company acting reasonably determines is necessary or advisable.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Golden Queen Mining Co. Ltd.

By:	/s/ H. Lutz Klingmann
Name: H. Lutz Klingmann
Title: President and Chief Executive Officer

Gauss Holdings LLC

By:	/s/ Haim Jimmy Hallac
Name: Haim Jimmy Hallac
Title: Vice President

Auvergne, LLC

By:	/s/ Thomas M. Clay
Name: Thomas M. Clay
Title: Manager

[Signature Page to Standby Purchase Agreement]